Exhibit 99.1

For further information:
David T. Provost, CEO
Dennis L. Klaeser, CFO
800-867-9757

Chemical Financial Corporation reports first quarter 2019 net income of $62.9 million, representing $0.87 of earnings per diluted share
Chemical Financial Corporation declares cash dividend on common stock of $0.34 per share

DETROIT, MI, April 23, 2019 -- Chemical Financial Corporation ("Chemical") (NASDAQ:CHFC) today announced 2019 first quarter net income of $62.9 million, or $0.87 per diluted share, compared to 2018 fourth quarter net income of $73.0 million, or $1.01 per diluted share, and 2018 first quarter net income of $71.6 million, or $0.99 per diluted share. Net income, excluding the change in fair of value in loan servicing rights and merger expenses (collectively, "significant items"), a non-GAAP financial measure, was $73.3 million, or $1.02 per diluted share, in the first quarter of 2019, compared to $75.3 million, or $1.04 per diluted share, in the fourth quarter of 2018 and $68.6 million, or $0.95 per diluted share, in the first quarter of 2018.(1) In addition, on April 23, 2019, our Board of Directors declared a second quarter dividend on our common stock of $0.34 per share. The dividend will be payable on June 21, 2019, to shareholders of record on June 7, 2019.

"Results for the quarter continue the path of our sound operating performance reflecting strong deposit growth, low loan charge-off rates and disciplined expense management," noted David T. Provost, Chief Executive Officer of Chemical and Thomas C. Shafer, Vice Chairman of Chemical and Chief Executive Officer of Chemical Bank. "As we look forward to the remainder of the year, we believe we have a solid loan pipeline to improve loan growth and continue to grow our net interest income. As we combine this loan growth with the focused control of our core operating expenses while maintaining other solid fundamentals, we believe we are in a solid position for a successful 2019."

Return on average assets was 1.17% for the first quarter of 2019, compared to 1.39% for the fourth quarter of 2018 and 1.47% for the first quarter of 2018. Return on average assets, excluding significant items, a non-GAAP financial measure, was 1.36% for the first quarter of 2019, compared to 1.44% for the fourth quarter of 2018 and 1.41% for the first quarter of 2018.(1) Return on average tangible shareholders' equity was 14.8% for the first quarter of 2019, compared to 17.8% for the fourth quarter of 2018 and 19.0% for the first quarter of 2018. Return on average tangible shareholders' equity, excluding significant items, a non-GAAP financial measure, was 17.2% for the first quarter of 2019, compared to 18.3% for the fourth quarter of 2018 and 18.2% for the first quarter of 2018.(1)

Net interest income was $162.8 million for the first quarter of 2019, $0.6 million, or 0.4%, lower than the fourth quarter of 2018 and $11.0 million, or 7.2%, higher than the first quarter of 2018. The decrease in net interest income in the first quarter of 2019, compared to the fourth quarter of 2018, was primarily attributable to an increase in average deposit balances and cost of funds, partially offset by the benefit from an increase in average balances and yields earned on loans and investment securities. The increase in net interest income in the first quarter of 2019, compared to the first quarter of 2018, was primarily attributable to increases in average balances and yields earned on loans and investment securities, partially offset by increases in average interest-bearing deposit balances and cost of funds. First quarter of 2019 net loan growth was $54.3 million, or an annualized growth rate of 1.4%, and net loan growth over the past twelve months was $1.11 billion, or 7.8%. The investment securities portfolio grew by $277.6 million, compared to the fourth quarter of 2018, and $949.6 million, compared to the first quarter of 2018.

Net interest margin was 3.38% in the first quarter of 2019, compared to 3.42% in the fourth quarter of 2018 and 3.51% in the first quarter of 2018. Net interest margin (fully taxable equivalent (FTE)), a non-GAAP financial measure, was 3.42% in the first quarter of 2019, compared to 3.49% in the fourth quarter of 2018 and 3.56% in the first quarter of 2018.(1) The decrease in net interest margin (FTE), in the first quarter of 2019, compared to both the fourth quarter of 2018 and the first quarter of 2018, was primarily due to an increase in average deposit balances and cost of funds, partially offset by increases in average balances and yields earned on loans and investment securities. Average cost of funds was 1.13% in the first quarter of 2019, compared to 1.03% in the fourth quarter of 2018 and

0.64% in the first quarter of 2018. The average yield on the loan portfolio increased to 4.86% in the first quarter of 2019, compared to 4.80% in the fourth quarter of 2018 and 4.48% in the first quarter of 2018. Interest accretion from purchase accounting discounts on acquired loans contributed 22 basis points to the net interest margin (FTE), in the first quarter of 2019, compared to 23 basis points in the fourth quarter of 2018 and 29 basis points in the first quarter of 2018.

The provision for loan losses was $2.1 million in the first quarter of 2019, compared to $8.9 million in the fourth quarter of 2018 and $6.3 million in the first quarter of 2018. The decrease in total provision for loan losses in the first quarter of 2019, compared to the fourth quarter of 2018, was primarily the result of a decrease in originated loan growth, low loan charge-off rates and recoveries in the acquired loan portfolio. The decrease in the provision for loan losses in the first quarter of 2019, compared to the first quarter of 2018, was primarily the result of an improvement in overall credit quality.

Net loan charge-offs were $1.8 million, or 0.05% of average loans, in the first quarter of 2019, compared to $3.0 million, or 0.08% of average loans, in the fourth quarter of 2018 and $3.4 million, or 0.10% of average loans, in the first quarter of 2018.

Nonperforming loans totaled $89.3 million at March 31, 2019, compared to $85.4 million at December 31, 2018 and $61.8 million at March 31, 2018. Nonperforming loans comprised 0.58% of total loans at March 31, 2019, compared to 0.56% at December 31, 2018 and 0.43% at March 31, 2018. The increase in nonperforming loans as a percentage of total loans at March 31, 2019, compared to March 31, 2018, was primarily due to commercial and commercial real estate loan relationships that were downgraded to nonaccrual status during the second half of 2018. Each nonperforming loan is individually evaluated for impairment, and we have either established a specific reserve within the allowance for loan losses or charged the loan relationship down to the value of the underlying collateral.

The allowance for loan losses on the originated loan portfolio was $110.3 million, or 0.91% of originated loans, at March 31, 2019, compared to $109.6 million, or 0.93% of originated loans, at December 31, 2018 and $94.8 million, or 0.95% of originated loans, at March 31, 2018. The allowance for loan losses on the originated loan portfolio as a percentage of nonperforming loans decreased to 123.5% at March 31, 2019, compared to 128.2% at December 31, 2018 and 153.3% at March 31, 2018, primarily due to sustained low loan charge-off rates and stable overall credit quality. All acquired loans were recorded at their estimated fair value at each respective acquisition date without a carryover of the related allowance and, as of both March 31, 2019 and March 31, 2018, it was determined that no allowance was needed for the acquired loan portfolio. As of December 31, 2018, the allowance for loan losses on the acquired loan portfolio was $420 thousand.

Noninterest income was $24.9 million in the first quarter of 2019, compared to $32.0 million in the fourth quarter of 2018 and $40.6 million in the first quarter of 2018. Noninterest income in the first quarter of 2019 decreased, compared to the fourth quarter of 2018, primarily related to the change in fair value in loan servicing rights, included within net gain on sale of loans and other mortgage banking revenue, and a decrease of $1.6 million in electronic banking fees, included within other charges and fees for customer services. Noninterest income in the first quarter of 2019 decreased, compared to the first quarter of 2018, primarily due to the change in fair value in loan servicing rights, included within net gain on sale of loans and other mortgage banking revenue. Net gain on sale of loans and other mortgage banking revenue included a $7.6 million detriment to earnings due to a change in fair value in loan servicing rights in the first quarter of 2019, compared to a $2.8 million detriment in the fourth quarter of 2018 and a $3.8 million benefit in the first quarter of 2018. The change in fair value in loan servicing rights was a detriment of $0.09 to diluted earnings per share in the first quarter of 2019, compared to a detriment of $0.03 in the fourth quarter of 2018 and a $0.04 benefit in the first quarter of 2018.

Operating expenses were $109.0 million in the first quarter of 2019, compared to $108.4 million in the fourth quarter of 2018 and $101.6 million in the first quarter of 2018. Operating expenses, core, a non-GAAP financial measure that excludes the impact of merger expenses and federal historic tax credits, were $103.6 million for the first quarter of 2019, compared to $102.6 million for the fourth quarter of 2018 and $100.0 million for the first quarter of 2018.(1) The $1.0 million increase in operating expenses, core, in the first quarter of 2019, compared to the fourth quarter of 2018, was primarily due to an increase in salaries, wages and employee benefits impacted by a decrease in the deferral of loan origination costs due to lower loan production and an increase in payroll taxes due to the beginning of a new tax year. The $3.6 million increase in operating expenses, core, in the first quarter of 2019, compared to the first quarter of 2018, was primarily due to an increase in salaries, wages and employee benefits impacted by increases in staff to support the strategic focus on commercial lending growth and an increase in outside processing and service fees due to the substantial enhancements to our core operating systems. First quarter of 2019 included $5.4 million of merger related expenses, resulting in a detriment of $0.06 to diluted earnings per share. Impairment related to federal historic tax credits, included within other operating expense in our Consolidated Statements of Income, totaled $5.8 million in the fourth quarter of 2018 and $1.6 million in the first quarter of 2018. Expense related to our efforts to implement upgrades to our core operating systems totaled $1.6 million in the fourth quarter of 2018 and $1.0 million in the first quarter of 2018.

The efficiency ratio is a measure of operating expenses as a percentage of net interest income and noninterest income. The efficiency ratio was 58.1% in the first quarter of 2019, compared to 55.4% in the fourth quarter of 2018 and 52.8% in the first quarter of 2018. The adjusted efficiency ratio, a non-GAAP financial measure, which excludes, as applicable, the significant items defined above, amortization of intangibles, impairment of federal income tax credits, the net interest income FTE adjustment and gains from sale of investment securities, was 51.7% in the first quarter of 2019, compared to 50.4% in the fourth quarter of 2018 and 51.6% in the first quarter of 2018.(1)

The effective tax rate was 17.8% in the first quarter of 2019, compared to 6.6% in the fourth quarter of 2018 and 15.3% in the first quarter of 2018. The tax rate for the fourth quarter of 2018 and first quarter of 2018 benefited from federal historic tax credits of $5.8 million and $1.5 million, respectively. The income tax benefit from the tax credits placed into service was partially offset by the impairment recorded on the same tax credits included within other operating expenses. The effective tax rate for the fourth quarter of 2018 also benefited from adjustments to tax provisional amounts related to the one year measurement period provided by Staff Accounting Bulletin No. 118 in order to finalize items that were not available in the enactment period associated with the passing of the Tax Cuts and Jobs Act and by certain changes in estimates associated with the filing of our final 2017 tax return.

Total assets were $21.80 billion at March 31, 2019, compared to $21.50 billion at December 31, 2018 and $19.76 billion at March 31, 2018. The increase in total assets during the first quarter of 2019 and the twelve months ended March 31, 2019 was primarily attributable to net loan growth and additions to the investment securities portfolio.

Total loans were $15.32 billion at March 31, 2019, an increase of $54.3 million, from total loans of $15.27 billion at December 31, 2018 and an increase of $1.11 billion, from total loans of $14.22 billion at March 31, 2018. Originated loan growth was $297.5 million during the first quarter of 2019, compared to $699.3 million in the fourth quarter of 2018 and $265.1 million in the first quarter of 2018. Growth in the originated loan portfolio was partially offset by run-off in the acquired loan portfolio of $243.2 million in the first quarter of 2019, compared to $225.8 million in the fourth quarter of 2018 and $201.6 million in the first quarter of 2018.

The investment securities portfolio totaled $3.92 billion at March 31, 2019, an increase of $277.6 million, compared to $3.65 billion at December 31, 2018, and an increase of $949.6 million, compared to $2.97 billion at March 31, 2018. The increase in the investment securities portfolio in both the first quarter of 2019 and the twelve months ended March 31, 2019 reflects our long-term plan to increase our investment securities portfolio as a percentage of total assets.

Total deposits increased to $16.06 billion at March 31, 2019, compared to $15.59 billion at December 31, 2018 and $13.97 billion at March 31, 2018. The increase in deposits during the first quarter of 2019 was primarily due to an increase in customer deposits of $419.3 million, with increases across all categories, and an increase in brokered deposits of $49.4 million. The increase in deposits during the twelve months ended March 31, 2019 was primarily due to increases of $1.71 billion in customer deposits and $383.1 million in brokered deposits. Collateralized customer deposits were $413.2 million at March 31, 2019, compared to $382.7 million at December 31, 2018 and $490.1 million at March 31, 2018. Loans, as a percentage of deposits plus collateralized customer deposits, were 93.0% at March 31, 2019, compared to 95.6% at December 31, 2018 and 98.3% at March 31, 2018.

Short-term borrowings were $1.74 billion at March 31, 2019, compared to $2.04 billion at December 31, 2018 and $2.05 billion at March 31, 2018. Short-term borrowings include short-term FHLB advances that we used to fund our short-term liquidity needs. Long-term borrowings were $426.0 million at both March 31, 2019 and December 31, 2018, compared to $372.9 million at March 31, 2018.

Shareholders' equity to total assets ratio was 13.3% at March 31, 2019, compared to 13.2% at December 31, 2018 and 13.7% at March 31, 2018. Tangible shareholders' equity to tangible assets ratio, a non-GAAP financial measure, and total risk-based capital ratio were 8.5% and 11.7% (estimated), respectively, at March 31, 2019, compared to 8.3% and 11.5%, respectively, at December 31, 2018 and 8.3% and 11.2%, respectively, at March 31, 2018.(1) Book value was $40.50 per share at March 31, 2019, compared to $39.69 per share at December 31, 2018 and $37.91 per share at March 31, 2018. Tangible book value, a non-GAAP financial measure, was $24.39 per share at March 31, 2019, compared to $23.54 per share at December 31, 2018 and $21.68 per share at March 31, 2018.(1)

(1)
Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measures.

Conference Call Details

Chemical Financial Corporation will host a conference call to discuss first quarter of 2019 operating results on Wednesday, April 24, 2019, at 10:30 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 888-378-4398 and entering 911188 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbank.com under the "Investor Information" section. A copy of the slide-show presentation can be accessed on Chemical Financial Corporation's website and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.

About Chemical Financial Corporation

Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. We operate through our subsidiary bank, Chemical Bank, with 212 banking offices located primarily in Michigan, northeast Ohio and northern Indiana. At March 31, 2019, we had total consolidated assets of $21.80 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issuers comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about Chemical Financial Corporation is available by visiting the "Investor Information" section of our website at www.chemicalbank.com.

Non-GAAP Financial Measures

This press release contains references to financial measures that are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include net income (excluding significant items), diluted earnings per share (excluding significant items), return on average assets, return on average shareholders' equity and return on average tangible shareholders' equity (each excluding significant items), tangible book value per share, tangible shareholders' equity to tangible assets, the presentation of net interest income and net interest margin on a FTE basis, core operating expenses, operating expenses-efficiency ratio, and the adjusted efficiency ratio.

Management used non-GAAP financial measures as follows; in the preparation of our operating budgets, monthly financial performance reporting, and in our presentation to investors of our performance. We believe these non-GAAP financial measures are helpful for investors to analyze and evaluate our financial condition. However, these non-GAAP financial measures have inherent limitations and should not be considered in isolation or as a substitute for GAAP measures. In addition, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP historical measures in this press release with other companies' non-GAAP financial measures.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the financial tables included with this press release.

Forward-Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding Chemical Financial loan pipeline, future loan growth, increases in net interest income, and the belief that we are in a solid position for a successful 2019. Words and phrases such as "anticipates," "believes," "plans," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements.

Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and loan servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain.

Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

•	our inability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry;

•	operational and regulatory challenges associated with our information technology systems and policies and procedures in light of our rapid growth and systems conversion in 2018;

•	our inability to grow deposits;

•	our ability to execute on our strategy to expand investments and commercial lending;

•	our inability to efficiently manage our operating expenses;

•
the possibility that our previously announced merger with TCF Financial Corporation ("TCF") does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all;

•	the occurrence of any event, change or other circumstance that could give rise to the right of Chemical, TCF or both to terminate the merger agreement;

•
the outcome of pending or threatened litigation or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to our proposed merger with TCF;

•	potential difficulty in maintaining relationships with clients, employees or business partners as a result of our proposed merger with TCF;

•
the possibility that the anticipated benefits of our proposed merger with TCF, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where Chemical and TCF do business, or as a result of other unexpected factors or events;

•
the impact of purchase accounting with respect to the proposed merger with TCF, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;

•	diversion of management's attention from ongoing business operations and opportunities as a result of the proposed merger with TCF;

•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed merger with TCF;

•
economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values;

•	a general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results;

•	increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses;

•	increases in competitive pressure in the banking and financial services industry;

•	increased capital requirements, other regulatory requirements or enhanced regulatory supervision;

•	our inability to sustain revenue and earnings growth;

•	the timing of when historic tax credits are placed into service could impact operating expenses;

•	our inability to efficiently manage operating expenses;

•	current or future restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals;

•	legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us;

•	changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; and

•	economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which we operate.

Additional factors that could cause results to differ materially from those described above can be found in the risk factors described in Item 1A of Chemical’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018 and Quarterly Reports on Form 10-Q. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Chemical disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.

Chemical Financial Corporation Announces 2019 First Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	March 31, 2019	December 31, 2018	March 31, 2018

Assets
Cash and cash equivalents:
Cash and cash due from banks	$206,372	$228,527	$174,173
Interest-bearing deposits with the Federal Reserve Bank and other banks and federal funds sold	311,204	267,312	379,320
Total cash and cash equivalents	517,576	495,839	553,493
Investment securities:
Carried at fair value	3,301,054	3,021,832	2,297,123
Held-to-maturity	622,519	624,099	676,847
Total investment securities	3,923,573	3,645,931	2,973,970
Loans held-for-sale	23,535	85,030	31,636
Loans:
Total loans	15,324,048	15,269,779	14,218,747
Allowance for loan losses	(110,284)	(109,984)	(94,762)
Net loans	15,213,764	15,159,795	14,123,985
Premises and equipment	122,452	123,442	126,251
Loan servicing rights	64,701	71,013	68,837
Goodwill	1,134,568	1,134,568	1,134,568
Core deposit intangibles	27,195	28,556	32,833
Interest receivable and other assets	772,949	754,167	711,937
Total Assets	$21,800,313	$21,498,341	$19,757,510
Liabilities
Deposits:
Noninterest-bearing	$3,835,427	$3,809,252	$3,801,125
Interest-bearing	12,226,572	11,784,030	10,166,692
Total deposits	16,061,999	15,593,282	13,967,817
Collateralized customer deposits	413,199	382,687	490,107
Short-term borrowings	1,740,000	2,035,000	2,050,000
Long-term borrowings	426,035	426,002	372,908
Interest payable and other liabilities	261,571	225,110	171,975
Total liabilities	18,902,804	18,662,081	17,052,807
Shareholders' Equity
Preferred stock, no par value per share	—	—	—
Common stock, $1 par value per share	71,551	71,460	71,350
Additional paid-in capital	2,209,860	2,209,761	2,201,803
Retained earnings	654,605	616,149	472,604
Accumulated other comprehensive loss	(38,507)	(61,110)	(41,054)
Total shareholders' equity	2,897,509	2,836,260	2,704,703
Total Liabilities and Shareholders' Equity	$21,800,313	$21,498,341	$19,757,510

Chemical Financial Corporation Announces 2019 First Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Interest Income
Interest and fees on loans	$183,292	$180,983	$156,818
Interest on investment securities:
Taxable	20,501	18,746	12,419
Tax-exempt	7,170	6,554	5,556
Dividends on nonmarketable equity securities	1,738	2,419	1,901
Interest on deposits with the Federal Reserve Bank and other banks and federal funds sold	1,280	1,401	1,240
Total interest income	213,981	210,103	177,934
Interest Expense
Interest on deposits	38,998	34,106	15,917
Interest on collateralized customer deposits	627	721	524
Interest on short-term borrowings	9,178	9,426	8,166
Interest on long-term borrowings	2,354	2,398	1,464
Total interest expense	51,157	46,651	26,071
Net Interest Income	162,824	163,452	151,863
Provision for loan losses	2,059	8,894	6,256
Net interest income after provision for loan losses	160,765	154,558	145,607
Noninterest Income
Service charges and fees on deposit accounts	7,967	8,654	9,434
Wealth management revenue	5,872	6,457	6,311
Other charges and fees for customer services	4,824	6,506	4,783
Net gain on sale of loans and other mortgage banking revenue	894	3,977	12,535
Net gain on sale of investment securities	87	221	—
Other	5,213	6,232	7,491
Total noninterest income	24,857	32,047	40,554
Operating Expenses
Salaries, wages and employee benefits	60,017	56,828	55,557
Occupancy	8,277	7,360	8,011
Equipment and software	6,979	7,641	7,659
Outside processing and service fees	11,726	11,698	10,356
Merger expenses	5,424	—	—
Other	16,592	24,839	20,027
Total operating expenses	109,015	108,366	101,610
Income before income taxes	76,607	78,239	84,551
Income tax expense	13,665	5,200	12,955
Net Income	$62,942	$73,039	$71,596
Earnings Per Common Share:
Weighted average common shares outstanding-basic	71,474	71,445	71,231
Weighted average common shares outstanding-diluted	72,141	72,079	71,906
Basic earnings per share	$0.88	$1.02	$1.01
Diluted earnings per share	0.87	1.01	0.99
Diluted earnings per share, excluding significant items (non-GAAP)	1.02	1.04	0.95
Cash Dividends Declared Per Common Share	0.34	0.34	0.28
Key Ratios (annualized where applicable):
Return on average assets	1.17%	1.39%	1.47%
Return on average tangible shareholders' equity, excluding significant items (non-GAAP)	17.2%	18.3%	18.2%
Net interest margin (tax-equivalent basis) (non-GAAP)	3.42%	3.49%	3.56%
Efficiency ratio - GAAP	58.1%	55.4%	52.8%
Efficiency ratio - adjusted (non-GAAP)	51.7%	50.4%	51.6%

Chemical Financial Corporation Announces 2019 First Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018
Summary of Operations
Interest income	$213,981	$210,103	$198,377	$189,582	$177,934
Interest expense	51,157	46,651	38,896	32,045	26,071
Net interest income	162,824	163,452	159,481	157,537	151,863
Provision for loan losses	2,059	8,894	6,028	9,572	6,256
Net interest income after provision for loan losses	160,765	154,558	153,453	147,965	145,607
Noninterest income	24,857	32,047	37,917	38,018	40,554
Operating expenses, excluding merger expenses and impairment of income tax credits (non-GAAP)	103,591	102,594	106,499	102,845	99,976
Merger expenses	5,424	—	—	—	—
Impairment of income tax credits	—	5,772	3,162	1,716	1,634
Income before income taxes	76,607	78,239	81,709	81,422	84,551
Income tax expense	13,665	5,200	11,312	12,434	12,955
Net income	$62,942	$73,039	$70,397	$68,988	$71,596
Significant items, net of tax	10,326	2,233	(735)	23	(2,964)
Net income, excluding significant items	$73,268	$75,272	$69,662	$69,011	$68,632

Per Common Share Data
Net income:
Basic	$0.88	$1.02	$0.99	$0.97	$1.01
Diluted	0.87	1.01	0.98	0.96	0.99
Diluted, excluding significant items (non-GAAP)	1.02	1.04	0.97	0.96	0.95
Cash dividends declared	0.34	0.34	0.34	0.28	0.28
Book value - period-end	40.50	39.69	39.04	38.52	37.91
Tangible book value - period-end (non-GAAP)	24.39	23.54	22.87	22.33	21.68
Market value - period-end	41.16	36.61	53.40	55.67	54.68

Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis) (non-GAAP)	3.42%	3.49%	3.48%	3.59%	3.56%
Efficiency ratio - adjusted (non-GAAP)	51.7%	50.4%	52.8%	51.2%	51.6%
Return on average assets	1.17%	1.39%	1.37%	1.39%	1.47%
Return on average assets, excluding significant items (non-GAAP)	1.36%	1.44%	1.36%	1.39%	1.41%
Return on average shareholders' equity	8.8%	10.4%	10.2%	10.2%	10.7%
Return on average tangible shareholders' equity (non-GAAP)	14.8%	17.8%	17.5%	17.8%	19.0%
Return on average tangible shareholders' equity, excluding significant items (non-GAAP)	17.2%	18.3%	17.3%	17.8%	18.2%
Average shareholders' equity as a percent of average assets	13.3%	13.4%	13.5%	13.6%	13.7%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets (non-GAAP)	8.5%	8.3%	8.3%	8.3%	8.3%
Total risk-based capital ratio (1)	11.7%	11.5%	11.7%	11.4%	11.2%

(1)	Estimated at March 31, 2019.

Chemical Financial Corporation Announces 2019 First Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates(1) (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets
Interest-earning assets:
Loans (1)(2)	$15,323,704	$184,058	4.86%	$15,058,271	$181,765	4.80%	$14,224,926	$157,568	4.48%
Taxable investment securities	2,631,161	20,501	3.12	2,399,177	18,746	3.13	1,781,995	12,419	2.79
Tax-exempt investment securities(1)	1,154,348	9,066	3.14	1,075,377	8,286	3.08	1,010,092	7,033	2.79
Other interest-earning assets	193,326	1,738	3.65	193,333	2,419	4.97	180,084	1,901	4.28
Interest-bearing deposits with the FRB and other banks and federal funds sold	221,116	1,280	2.35	230,142	1,401	2.41	262,910	1,240	1.91
Total interest-earning assets	19,523,655	216,643	4.48	18,956,300	212,617	4.46	17,460,007	180,161	4.17
Less: allowance for loan losses	(110,852)			(105,767)			(92,648)
Other assets:
Cash and cash due from banks	186,849			191,985			226,660
Premises and equipment	123,470			123,993			126,742
Interest receivable and other assets	1,791,876			1,789,195			1,737,116
Total assets	$21,514,998			$20,955,706			$19,457,877
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing checking deposits	$3,375,841	$6,721	0.81%	$3,072,237	$4,791	0.62%	$2,767,267	$1,225	0.18%
Savings deposits	4,532,107	11,257	1.01	4,436,212	10,209	0.91	4,047,004	4,937	0.49
Time deposits	4,287,346	21,020	1.99	4,029,519	19,106	1.88	3,262,568	9,755	1.21
Collateralized customer deposits	359,230	627	0.71	383,457	721	0.75	409,077	524	0.52
Short-term borrowings	1,653,222	9,178	2.25	1,693,750	9,426	2.21	2,055,556	8,166	1.61
Long-term borrowings	426,011	2,354	2.24	428,425	2,398	2.22	372,886	1,464	1.59
Total interest-bearing liabilities	14,633,757	51,157	1.42	14,043,600	46,651	1.32	12,914,358	26,071	0.82
Noninterest-bearing deposits	3,753,929	—	—	3,892,517	—	—	3,688,581	—	—
Total deposits and borrowed funds	18,387,686	51,157	1.13	17,936,117	46,651	1.03	16,602,939	26,071	0.64
Interest payable and other liabilities	271,597			221,091			186,613
Shareholders' equity	2,855,715			2,798,498			2,668,325
Total liabilities and shareholders' equity	$21,514,998			$20,955,706			$19,457,877
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.06%			3.14%			3.35%
Net Interest Income (FTE)		$165,486			$165,966			$154,090
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.42%			3.49%			3.56%
Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$165,486			$165,966			$154,090
Adjustments for taxable equivalent interest (1):
Loans		(766)			(782)			(750)
Tax-exempt investment securities		(1,896)			(1,732)			(1,477)
Total taxable equivalent interest adjustments		(2,662)			(2,514)			(2,227)
Net interest income (GAAP)		$162,824			$163,452			$151,863
Net interest margin (GAAP)		3.38%			3.42%			3.51%

(1)
Fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.

(2)	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Tax equivalent interest also includes net loan fees.

Chemical Financial Corporation Announces 2019 First Quarter Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018

Noninterest income
Service charges and fees on deposit accounts	$7,967	$8,654	$9,319	$9,690	$9,434
Wealth management revenue	5,872	6,457	6,040	7,188	6,311
Other fees for customer services(1)	1,372	1,379	1,067	1,050	1,164
Electronic banking fees(1)	3,452	5,127	4,282	3,749	3,619
Net gain on sale of loans and other mortgage banking revenue(2)	8,540	6,804	8,905	8,874	8,783
Change in fair value in loan servicing rights(2)	(7,646)	(2,827)	932	(30)	3,752
Gain (loss) on sale of investment securities	87	221	—	3	—
Bank-owned life insurance(3)	1,709	273	1,167	1,669	891
Other(3)	3,504	5,959	6,205	5,825	6,600
Total noninterest income	$24,857	$32,047	$37,917	$38,018	$40,554

(1)	Included within the line item "Other charges and fees for customer services" in the Consolidated Statements of Income.

(2)	Included within the line item "Net gain on sale of loans and other mortgage banking revenue" in the Consolidated Statements of Income.

(3)	Included within the line item "Other" noninterest income in the Consolidated Statements of Income.

	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018

Operating expenses
Salaries and wages(1)	$50,131	$48,486	$49,182	$47,810	$45,644
Employee benefits(1)	9,886	8,342	7,712	8,338	9,913
Occupancy	8,277	7,360	8,620	7,679	8,011
Equipment and software	6,979	7,641	8,185	8,276	7,659
Outside processing and service fees	11,726	11,698	12,660	10,673	10,356
FDIC insurance premiums(2)	3,323	3,583	4,823	4,473	5,629
Professional fees(2)	2,743	3,758	3,399	3,004	2,458
Intangible asset amortization(2)	1,361	1,426	1,426	1,425	1,439
Credit-related expenses(2)	660	829	1,239	1,467	1,306
Merger expenses	5,424	—	—	—	—
Impairment of income tax credit(2)	—	5,772	3,162	1,716	1,634
Other(2)	8,505	9,471	9,253	9,700	7,561
Total operating expenses	$109,015	$108,366	$109,661	$104,561	$101,610

(1)	Included within the line item "Salaries, wages and employee benefits" in the Consolidated Statements of Income.

(2)	Included within the line item "Other" operating expenses in the Consolidated Statements of Income.

Chemical Financial Corporation Announces 2019 First Quarter Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

			Loan Growth(1)				Loan Growth
	Mar 31, 2019	Dec 31, 2018	Three Months Ended March 31, 2019	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Twelve Months Ended March 31, 2019

Composition of Loans
Commercial loan portfolio:
Commercial	$4,054,072	$4,002,568	5.1%	$3,719,922	$3,576,438	$3,427,285	18.3%
Commercial real estate:
Owner-occupied	2,050,430	2,059,557	(1.8)	1,897,934	1,863,563	1,832,824	11.9
Non-owner occupied	2,736,320	2,785,020	(7.0)	2,739,700	2,728,103	2,680,801	2.1
Vacant land	48,419	67,510	(113.1)	73,987	79,606	74,751	(35.2)
Total commercial real estate	4,835,169	4,912,087	(6.3)	4,711,621	4,671,272	4,588,376	5.4
Real estate construction	622,590	597,212	17.0	622,147	618,985	559,780	11.2
Subtotal - commercial loans	9,511,831	9,511,867	—	9,053,690	8,866,695	8,575,441	10.9
Consumer loan portfolio:
Residential mortgage	3,549,617	3,458,666	10.5	3,391,987	3,325,277	3,264,620	8.7
Consumer installment	1,504,441	1,521,074	(4.4)	1,560,265	1,587,327	1,572,240	(4.3)
Home equity	758,159	778,172	(10.3)	790,310	800,394	806,446	(6.0)
Subtotal - consumer loans	5,812,217	5,757,912	3.8	5,742,562	5,712,998	5,643,306	3.0
Total loans	$15,324,048	$15,269,779	1.4%	$14,796,252	$14,579,693	$14,218,747	7.8%
(1) Annualized

			Deposit Growth(1)				Deposit Growth
	Mar 31, 2019	Dec 31, 2018	Three Months Ended March 31, 2019	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Twelve Months Ended March 31, 2019
Composition of Deposits
Noninterest-bearing demand	$3,835,427	$3,809,252	2.7%	$4,015,323	$3,894,259	$3,801,125	0.9%
Savings and money market accounts	4,197,044	4,092,082	10.3	4,220,658	3,841,540	3,774,975	11.2
Interest-bearing checking	3,418,864	3,316,278	12.4	3,037,289	2,514,232	2,701,055	26.6
Brokered deposits	1,034,929	985,522	20.1	915,348	1,087,959	651,846	58.8
Other time deposits	3,575,735	3,390,148	21.9	3,256,234	3,213,546	3,038,816	17.7
Total deposits	$16,061,999	$15,593,282	12.0%	$15,444,852	$14,551,536	$13,967,817	15.0%
(1) Annualized

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Additional Data - Intangibles
Goodwill	$1,134,568	$1,134,568	$1,134,568	$1,134,568	$1,134,568
Loan servicing rights	64,701	71,013	72,707	70,364	68,837
Core deposit intangibles (CDI)	27,195	28,556	29,981	31,407	32,833

Chemical Financial Corporation Announces 2019 First Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Nonperforming Assets
Nonperforming Loans (1):
Nonaccrual loans:
Commercial	$33,715	$30,139	$25,328	$20,741	$20,000
Commercial real estate:
Owner-occupied	18,234	16,056	14,936	16,103	19,855
Non-owner occupied	19,430	23,021	8,991	9,168	5,489
Vacant land	2,153	3,337	4,711	3,135	4,829
Total commercial real estate	39,817	42,414	28,638	28,406	30,173
Real estate construction	3,663	12	28,477	5,704	77
Residential mortgage	7,665	7,988	9,611	7,974	7,621
Consumer installment	1,191	1,276	1,350	945	922
Home equity	3,273	3,604	3,269	2,972	3,039
Total nonaccrual loans(1)	89,324	85,433	96,673	66,742	61,832
Other real estate and repossessed assets	9,106	6,256	6,584	5,828	7,719
Total nonperforming assets	$98,430	$91,689	$103,257	$72,570	$69,551
Accruing loans contractually past due 90 days or more as to interest or principal payments, excluding acquired loans accounted for under ASC 310-30:
Commercial	$544	$—	$632	$472	$322
Commercial real estate:
Owner-occupied	—	52	47	461	—
Non-owner occupied	—	887	—	—	—
Vacant land	—	—	—	16	—
Total commercial real estate	—	939	47	477	—
Real estate construction	—	—	38	—	—
Residential mortgage	—	—	—	—	—
Consumer installment	—	—	—	—	—
Home equity	—	488	475	713	913
Total accruing loans contractually past due 90 days or more as to interest or principal payments	$544	$1,427	$1,192	$1,662	$1,235

(1)
Acquired loans, accounted for under Accounting Standards Codification 310-30, that are not performing in accordance with contractual terms are not reported as nonperforming loans because these loans are recorded in pools at their net realizable value based on the principal and interest we expect to collect on these loans.

Chemical Financial Corporation Announces 2019 First Quarter Operating Results

Summary of Allowance and Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018

Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$109,564	$103,071	$100,015	$94,762	$91,887
Provision for loan losses	2,479	9,444	5,058	9,572	6,256
Net loan (charge-offs) recoveries:
Commercial	(287)	(627)	(564)	(517)	(1,252)
Commercial real estate:
Owner-occupied	(532)	(153)	255	(1,656)	341
Non-owner occupied	219	(544)	392	92	(456)
Vacant land	(13)	—	2	(921)	(448)
Total commercial real estate	(326)	(697)	649	(2,485)	(563)
Real estate construction	—	—	—	—	26
Residential mortgage	(76)	(243)	(773)	(88)	(53)
Consumer installment	(1,133)	(1,293)	(1,410)	(994)	(997)
Home equity	63	(91)	96	(235)	(542)
Net loan charge-offs	(1,759)	(2,951)	(2,002)	(4,319)	(3,381)
Allowance for loan losses - end of period	110,284	109,564	103,071	100,015	94,762
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	420	970	—	—	—
Provision for loan losses	(420)	(550)	970	—	—
Allowance for loan losses - end of period	—	420	970	—	—
Total allowance for loan losses	$110,284	$109,984	$104,041	$100,015	$94,762
Net loan charge-offs as a percent of average loans (annualized)	0.05%	0.08%	0.05%	0.12%	0.10%

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Originated loans	$12,142,274	$11,844,756	$11,145,442	$10,696,533	$10,012,516
Acquired loans	3,181,774	3,425,023	3,650,810	3,883,160	4,206,231
Total loans	$15,324,048	$15,269,779	$14,796,252	$14,579,693	$14,218,747

Allowance for loan losses (originated loan portfolio) as a percent of:
Total originated loans	0.91%	0.93%	0.93%	0.94%	0.95%
Nonperforming loans	123.5%	128.2%	106.6%	149.9%	153.3%
Credit mark as a percent of unpaid principal balance on acquired loans	1.5%	1.7%	1.7%	1.8%	1.8%

Chemical Financial Corporation Announces 2019 First Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands)

	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018

Non-GAAP Operating Results
Net Income
Net income, as reported	$62,942	$73,039	$70,397	$68,988	$71,596
Merger expenses	5,424	—	—	—	—
Loan servicing rights change in fair value (gains) losses	7,646	2,827	(932)	30	(3,752)
Significant items	13,070	2,827	(932)	30	(3,752)
Income tax benefit(1)	(2,744)	(594)	197	(7)	788
Significant items, net of tax	10,326	2,233	(735)	23	(2,964)
Net income, excluding significant items	$73,268	$75,272	$69,662	$69,011	$68,632
Diluted Earnings Per Share
Diluted earnings per share, as reported	$0.87	$1.01	$0.98	$0.96	$0.99
Effect of significant items, net of tax	0.15	0.03	(0.01)	—	(0.04)
Diluted earnings per share, excluding significant items	$1.02	$1.04	$0.97	$0.96	$0.95
Return on Average Assets
Return on average assets, as reported	1.17%	1.39%	1.37%	1.39%	1.47%
Effect of significant items, net of tax	0.19	0.05	(0.01)	—	(0.06)
Return on average assets, excluding significant items	1.36%	1.44%	1.36%	1.39%	1.41%
Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	8.8%	10.4%	10.2%	10.2%	10.7%
Effect of significant items, net of tax	1.5	0.4	(0.1)	—	(0.4)
Return on average shareholders' equity, excluding significant items	10.3%	10.8%	10.1%	10.2%	10.3%
Return on Average Tangible Shareholders' Equity
Average shareholders' equity	$2,855,715	$2,798,498	$2,769,101	$2,707,346	$2,668,325
Average goodwill and core deposit intangibles, net of tax	1,153,275	1,154,469	1,155,679	1,156,877	1,158,084
Average tangible shareholders' equity	$1,702,440	$1,644,029	$1,613,422	$1,550,469	$1,510,241
Return on average tangible shareholders' equity	14.8%	17.8%	17.5%	17.8%	19.0%
Effect of significant items, net of tax	2.4	0.5	(0.2)	—	(0.8)
Return on average tangible shareholders' equity, excluding significant items	17.2%	18.3%	17.3%	17.8%	18.2%

(1)	Assumes significant items are deductible at an income tax rate of 21%.

Chemical Financial Corporation Announces 2019 First Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands, except per share data)

	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018

Efficiency Ratio and Operating Expense, Core
Net interest income	$162,824	$163,452	$159,481	$157,537	$151,863
Noninterest income	24,857	32,047	37,917	38,018	40,554
Total revenue - GAAP	187,681	195,499	197,398	195,555	192,417
Net interest income FTE adjustment	2,662	2,514	2,386	2,331	2,227
Loan servicing rights change in fair value (gains) losses	7,646	2,827	(932)	30	(3,752)
Losses (gains) from sale of investment securities	(87)	(221)	—	(3)	—
Total revenue - Non-GAAP	$197,902	$200,619	$198,852	$197,913	$190,892
Operating expenses - GAAP	$109,015	$108,366	$109,661	$104,561	$101,610
Merger expenses	(5,424)	—	—	—	—
Impairment of income tax credits	—	(5,772)	(3,162)	(1,716)	(1,634)
Operating expense, core - Non-GAAP	103,591	102,594	106,499	102,845	99,976
Amortization of intangibles	(1,361)	(1,426)	(1,426)	(1,425)	(1,439)
Operating expenses, efficiency ratio - Non-GAAP	$102,230	$101,168	$105,073	$101,420	$98,537
Efficiency ratio - GAAP	58.1%	55.4%	55.6%	53.5%	52.8%
Efficiency ratio - adjusted Non-GAAP	51.7%	50.4%	52.8%	51.2%	51.6%

	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Tangible Book Value
Shareholders' equity, as reported	$2,897,509	$2,836,260	$2,788,924	$2,750,999	$2,704,703
Goodwill and core deposit intangibles, net of tax	(1,152,705)	(1,153,877)	(1,155,083)	(1,156,307)	(1,157,505)
Tangible shareholders' equity	$1,744,804	$1,682,383	$1,633,841	$1,594,692	$1,547,198
Common shares outstanding	71,551	71,460	71,438	71,418	71,350
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$40.50	$39.69	$39.04	$38.52	$37.91
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$24.39	$23.54	$22.87	$22.33	$21.68
Tangible Shareholders' Equity to Tangible Assets
Total assets, as reported	$21,800,313	$21,498,341	$20,905,489	$20,282,603	$19,757,510
Goodwill and core deposit intangibles, net of tax	(1,152,705)	(1,153,877)	(1,155,083)	(1,156,307)	(1,157,505)
Tangible assets	$20,647,608	$20,344,464	$19,750,406	$19,126,296	$18,600,005
Shareholders' equity to total assets	13.3%	13.2%	13.3%	13.6%	13.7%
Tangible shareholders' equity to tangible assets	8.5%	8.3%	8.3%	8.3%	8.3%